Exhibit 10.1
     ASSUMPTION AGREEMENT, dated as of August 31, 2009, made by SS&C Technologies Connecticut, LLC (the “Additional Grantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H :
     WHEREAS, Sunshine Acquisition II, Inc., (the “Initial US Borrower”), SS&C Technologies, Inc., (the “Surviving US Borrower”), SS&C Technologies Canada Corp., as CDN Borrower, the Lenders, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent (the “Canadian Administrative Agent”) and the Administrative Agent have entered into a Credit Agreement, dated as of November 23, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, in connection with the Credit Agreement, the Initial US Borrower, the Surviving US Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of November 23, 2005 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Administrative Agent, the Canadian Administrative Agent and the Lenders;
     WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
     WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
     NOW, THEREFORE, IT IS AGREED:
     1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants, to the extent applicable, that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
     2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

SS&C TECHNOLOGIES CONNECTICUT, LLC
By:	/s/ Patrick J. Pedonti
	Name:	Patrick J. Pedonti
	Title:	Senior Vice President

Annex 1-A to
Assumption Agreement
Supplement to Schedule 1
SS&C Technologies Connecticut, LLC
80 Lamberton Rd
Windsor, CT 06095
Supplement to Schedule 2
Pledged Notes:

Issuer	Payee	Principal Amount

SS&C Technologies Canada Corp.	SS&C Technologies Connecticut, LLC	$70,465,500
Supplement to Schedule 3
Uniform Commercial Code Filings

Grantor	Office

SS&C Technologies Connecticut, LLC	Connecticut Secretary of State

Supplement to Schedule 4

	Jurisdiction of	Location of Chief
Grantor	Organization	Executive Office
SS&C Technologies Connecticut,	Connecticut	80 Lamberton Road
LLC [Note: include # appearing on Articles		Windsor, CT 06095
when “stamped” by CT]
Supplement to Schedule 5
None.
Supplement to Schedule 6
None.